                                                                 Exhibit 11.1

PAYLESS CASHWAYS, INC. AND SUBSIDIARY

COMPUTATION OF PER SHARE EARNINGS (LOSS)
---------------------------------------

(In thousands, except per share amounts)


                                                                                     Fiscal Year End
                                                                    -------------------------------------------------
                                                                    November 25,       November 26,      November 27,
                                                                       1995               1994               1993
                                                                    ------------       ------------      ------------

PRIMARY
-------

Income (loss) before extraordinary item                             $(128,549)         $  52,132         $   9,669

 Less:
      Preferred stock dividends                                        (5,527)            (5,106)           (4,718)
                                                                    ----------         ----------        ----------

Income (loss) before extraordinary item
     available to common shareholders                                (134,076)            47,026             4,951

Extraordinary loss                                                         --             (7,243)          (45,828)
                                                                    ----------         ----------        ----------

Net income (loss) available to common shareholders                  $(134,076)         $  39,783         $ (40,877)

Weighted average common and dilutive common
     equivalent shares outstanding                                     39,904 (1)         40,257            30,514
                                                                    ----------         ----------        ----------

Weighted average common shares outstanding (2)                         39,904             39,791            29,875
                                                                    ----------         ----------        ----------

Income (loss) per common share before extraordinary item
     and cumulative effect of change in accounting principle        $   (3.36)         $    1.17         $     .16

Extraordinary item per common share                                        --               (.18)            (1.53)
                                                                    ----------         ----------        ----------

Net income per common share                                         $   (3.36)         $     .99         $   (1.37)
                                                                    ==========         ==========        ==========




FULLY DILUTED
-------------

Income (loss) before extraordinary item                             $(128,549)         $  52,132         $   9,669

 Less:
      Preferred stock dividends                                        (5,527)            (5,106)               --
                                                                     ----------         ----------        ----------
Income (loss) before extraordinary item
     available to common shareholders                                (134,076)            47,026             9,669

Extraordinary loss                                                         --             (7,243)          (45,828)
                                                                    ----------         ----------        ----------

Net income available to common shareholders                         $(134,076)         $  39,783         $ (36,159)
                                                                    ----------         ----------        ----------
Weighted average common and dilutive common
     equivalent shares outstanding                                     39,904 (1)         40,257            32,482
                                                                    ----------         ----------        ----------

Weighted average common shares outstanding (2)                         39,904             39,791            29,875
                                                                    ----------         ----------        ----------

Income (loss) per common share before extraordinary item            $   (3.36)         $    1.17         $     .30

Extraordinary loss per common share                                        --               (.18)            (1.53)
                                                                    ----------         ----------        ----------

Net income  (loss) per common share                                 $   (3.36)         $     .99         $   (1.21)
                                                                    ==========         ==========        ==========


PAYLESS CASHWAYS, INC. AND SUBSIDIARY

COMPUTATION OF PER SHARE EARNINGS (LOSS)
---------------------------------------

(In thousands, except per share amounts)





                                                                                   Quarter Ended
                                                        --------------------------------------------------------------------
                                                        February 25,           May 27,        August 26,        November 25,
                                                            1995                1995             1995               1995
                                                        ------------       ------------     ------------        ------------

PRIMARY
-------

Net income (loss)                                       $  (3,864)         $   4,613         $   8,146          $(137,444)

 Less:
      Preferred stock dividends                            (1,341)            (1,368)           (1,395)            (1,423)
                                                        ----------         ----------        ----------         ----------

Net income (loss) available to common shareholders      $  (5,205)         $   3,245         $   6,751          $(138,867)

Weighted average common and dilutive common
     equivalent shares outstanding                         39,878 (1)         40,092            40,116             39,914 (1)
                                                        ----------         ----------        ----------         ----------

Net income (loss) per common share                      $    (.13)         $     .08         $     .17          $   (3.48)
                                                        ==========         ==========        ==========         ==========




FULLY DILUTED
-------------


Net income (loss) available to common shareholders      $  (5,205)         $   3,245         $   6,751          $(138,867)

Weighted average common and dilutive common
     equivalent shares outstanding                         39,878 (1)         40,092            40,116             39,914 (1)
                                                        ----------         ----------        ----------         ----------

Net income (loss) per common share                      $    (.13)         $     .08         $     .17          $   (3.48)
                                                        ==========         ==========        ==========         ==========



PAYLESS CASHWAYS, INC. AND SUBSIDIARY

COMPUTATION OF PER SHARE EARNINGS (LOSS)
---------------------------------------

(In thousands, except per share amounts)


                                                                                   Quarter Ended
                                                        --------------------------------------------------------------------
                                                        February 26,           May 28,        August 27,        November 26,
                                                            1994                1994             1994               1994
                                                        ------------        ------------     ------------       ------------

PRIMARY
-------

Income (loss) before extraordinary item                 $    (681)         $  16,956         $  18,345          $  17,512

 Less:
      Preferred stock dividends                            (1,239)            (1,264)           (1,289)            (1,315)
                                                        ----------         ----------        ----------         ----------

Income (loss) before extraordinary item
     available to common shareholders                      (1,920)            15,692            17,056             16,197

Extraordinary gain (loss)                                      --                 55               288             (7,586)
                                                        ----------         ----------        ----------         ----------

Net income (loss) available to common shareholders      $  (1,920)         $  15,747         $  17,344          $   8,611

Weighted average common and dilutive common
     equivalent shares outstanding                         39,628 (1)         41,013            40,320             40,066
                                                        ----------         ----------        ----------         ----------

Weighted average common shares outstanding (2)             39,628                N/A               N/A             39,874
                                                        ----------         ----------        ----------         ----------

Income (loss) per common share before
     extraordinary item                                 $    (.05)         $     .38         $     .42          $     .40

Extraordinary gain (loss) per common share                     --                 --               .01               (.19)
                                                        ----------         ----------        ----------         ----------
Net income (loss) per common share                      $    (.05)         $     .38         $     .43          $     .21
                                                        ==========         ==========        ==========         ==========


FULLY DILUTED
-------------

Income (loss) before extraordinary item                 $    (681)         $  16,956         $  18,345          $  17,512

 Less:
      Preferred stock dividends                                --                 --            (1,289)            (1,315)
                                                        ----------         ----------        ----------         ----------

Income (loss) before extraordinary item
     available to common shareholders                        (681)            16,956            17,056             16,197

Extraordinary gain (loss)                                      --                 55               288             (7,586)
                                                        ----------         ----------        ----------         ----------

Net income (loss) available to common shareholders      $    (681)         $  17,011         $  17,344          $   8,611

Weighted average common and dilutive common
     equivalent shares outstanding                         39,628 (1)         43,449            40,321             40,066
                                                        ----------         ----------        ----------         ----------

Weighted average common shares outstanding (2)             39,628                N/A               N/A             39,874
                                                        ----------         ----------        ----------         ----------

Income (loss) per common share before
     extraordinary item                                 $    (.02)         $     .39         $     .42          $     .40

Extraordinary gain (loss) per common share                     --                 --               .01               (.19)
                                                        ----------         ----------        ----------         ----------

Net income (loss) per common share                      $    (.02)         $     .39         $     .43          $     .21
                                                        ==========         ==========        ==========         ==========

(1) Due to a loss being incurred for the period,  dilutive common equivalent shares have not been computed as the resulting loss per share would be antidilutive.

(2) Excludes dilutive common equivalent shares for computation of loss per common share.
